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                                                                   Exhibit 10.13

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into this 30th day of May, 2001, by and between Inergy Partners, LLC, a Delaware limited liability company (the "Company"), and William C. Gautreaux, an individual (the "Employee").

          1.   Employment.  The Company agrees to employ the Employee and the
               ----------
Employee agrees to be employed by the Company as the Vice President - Supply Logistics and Risk Management of the Company upon the terms and conditions of this Agreement, commencing on the date hereof and continuing until terminated as provided in Section 11 below. The Employee shall report to the President of the
            ----------
Company.

          2.   Compensation.  For all services rendered by the Employee to the
               ------------
Company, the Company shall pay the Employee a salary at the annual rate of One Hundred Twenty-Five Thousand Dollars ($125,000) (the "Salary") payable bi-monthly in arrears. Such Salary shall be reviewed from time to time by the Company but no less often than annually.

          3.   Expenses.  The Company shall reimburse the Employee for all
               --------
ordinary and necessary expenses incurred and paid by the Employee in the course of the performance of the Employee's duties pursuant to this Agreement and consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, and subject to the Company's requirements with respect to the manner of approval and reporting of such expenses.

          4.   Additional Benefits.
               -------------------

          (a) The Employee shall be eligible for such fringe benefits, if any, by way of insurance, hospitalization and vacations normally provided to other members of the executive management of the Company generally and such additional benefits as may be from time to time agreed upon in writing between the Employee and the Company.

          (b) It is expected that during fiscal year 2001, the Company will have in place a key employee equity plan that the Employee will participate in, such that, assuming (i) the value of the units (or other securities pursuant to such key employee equity plan) grows at a fifteen percent (15%) annual rate (compounded annually) from the date of their issuance, and (ii) the Employee is employed by the Company continuously for a five (5)-year period from the date of such issuance, the Employee would have equity value (computed as the difference between the value of the units (or other securities pursuant to the key employee equity plan) and the strike price) under such key employee equity plan equal to Five Hundred Thousand Dollars ($500,000) on the fifth anniversary date of such issuance. The Employee will vest in accordance with the provisions of such plan. In the event of an initial public offering ("IPO") of partnership units of a master limited partnership ("MLP") sponsored by the Company on or prior to August 31, 2001, the Employee's rights under this Section 4(b) shall automatically
                                            ------------
     terminate and in lieu thereof Employee shall be granted options to acquire 25,000 common units of the MLP with an exercise price equal to Twenty Dollars ($20) per common unit, all as may be subject to the provisions of such option agreement and/or plan of the MLP.

          (c)  Subject to Section 4(d) below, the Company agrees to pay the
                          ------------
     Employee certain performance bonuses based on targeted Operating Cash Flow (as defined below) for each fiscal year, beginning with the fiscal year beginning October 1, 2000. For each fiscal year during the term hereof the Company shall establish a targeted Operating Cash Flow for such fiscal year, and the Employee will receive a cash bonus to be paid within three months after the end of such fiscal year in the amount of: (i) $100,000, if the Company has Operating Cash Flow equal to or greater than targeted Operating Cash Flow for such fiscal year but less than 110% of such targeted Operating Cash Flow; or (ii) $125,000, if the Operating Cash Flow is equal to or greater than 110% of targeted Operating Cash Flow for such fiscal year but less than 120% of such targeted Operating Cash Flow for such year; or (iii) $150,000, if the Company has Operating Cash Flow of equal to or greater than 120% of targeted Operating Cash Flow for such fiscal year. For purposes of this Section 4(c), "Operating Cash Flow"
                                        ------------
     means net income in accordance with generally accepted accounting principals plus (i) income taxes, (ii) interest, (iii) depreciation, and
     (iv) amortization of intangibles, to the extent used in computing such net income, and minus capital expenditures made to maintain and service existing business expended by the Company during the fiscal year in question. Notwithstanding the foregoing, in order to receive a bonus pursuant to this Section 4(c), the Employee must have been continuously
                      ------------
     employed by the Company from the date hereof until the end of the relevant fiscal year.

          (d) In the event that the Company effects the IPO, effective at the beginning of the fiscal year of the Company next succeeding such IPO, in lieu of any payments under Section 4(c) above, the Company agrees to pay
                                ------------
     the Employee certain performance bonuses based on targeted Distributable Cash Flow ("DCF") (as defined below) for each fiscal year. For each fiscal year as to which there is to be a bonus under this Section 4(d), the
                                                        ------------
     Company shall establish a targeted DCF, and the Employee will receive a cash bonus to be paid within three months after the end of such fiscal year in the amount of: (i) $25,000, if the Company has DCF equal to or greater than 90% of targeted DCF for such fiscal year but less than 95% of targeted DCF during such fiscal year; (ii) $50,000, if the Company has DCF equal to or greater than 95% of targeted DCF for such fiscal year but less than targeted DCF during such fiscal year; (iii) $100,000, if the Company has DCF equal to or greater than targeted DCF for such fiscal year but less than 110% of targeted DCF for such fiscal year; (iv) $125,000, if the Company has DCF equal to or greater than 110% of targeted DCF but less than 120% of targeted DCF during such fiscal year; or (v) $150,000, if the Company has DCF equal to or greater than 120% of targeted DCF during such fiscal year. Notwithstanding the previous sentence, in order to be eligible to receive any bonus under the previous sentence for the relevant fiscal year the Company must have earned and paid for such year distributions on each outstanding unit of the Company in an amount equal to four (4) times the greater of (A) the minimum quarterly distribution as defined in the Partnership Agreement of the MLP effecting the IPO, and (B) the highest quarterly distribution previously paid by the MLP with respect to all its units. For purposes of this Section 4(d), Distributable Cash Flow shall
                                 ------------
     have the same meaning as such term (or any comparable term, such as "Available Cash") is defined in the

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

     documents relating the MLP. Notwithstanding the foregoing, in order to receive a bonus pursuant to this Section 4(d), the Employee must have been
                                      ------------
     continuously employed by the Company from the date hereof until the end of the relevant fiscal year.


          (e) It is anticipated by the parties hereto that in the event that the Company effects the IPO:

               (i) The Company will receive Subordinated Units in the MLP that will have a yield equal to (but subordinated to) the yield on the publicly-traded common units;

               (ii) At the expiration of the subordination period, the Subordinated Units will convert to common units of the MLP on a one-for-one basis and will receive distributions pro rata with all other common units;

               (iii) The subordination period will terminate based on the performance of the MLP in achieving certain earnings and distribution levels.

     In the event that the subordination period terminates with respect to all of the Subordinated Units, the Employee shall receive a cash bonus of Three Hundred Thousand Dollars ($300,000), with such bonus to be paid within sixty (60) days after the date of such termination; provided, however, that the Company may in its discretion pay all or part of such bonus prior to the termination of the subordination period with respect to all of the Subordinated Units; provided, further, that in the event the Company makes such early payments to the Employee and the subordination period is not subsequently terminated, the Employee shall not be required to repay such amounts to the Company. Immediately upon a Change of Control (as defined below), within thirty (30) days of such Change of Control, the Company shall pay (A) the amount of the subordination bonus payable under this
     Section 4(e) to the extent unpaid, if such Change of Control results in the expiration of the subordination period, or (B) fifty percent (50%) of the amount of the subordination bonus to the extent unpaid, if such Change of Control does not result in the termination of the subordination bonus, with the balance of the subordination bonus to be paid pursuant to the previous sentence, or earlier in the event of a subsequent Change of Control that results in the termination of the subordination period. For purposes of this Section 4(e), a "Change of Control" shall have the same meaning as that term is used in the Inergy Long Term Incentive Plan.

     Notwithstanding the foregoing, in order to receive a bonus with respect to the termination of the subordination period for all Subordinated Units, the Employee must have been continuously employed by the Company from the date hereof until the date of such termination. In the event the Employee's employment is terminated without Cause, as defined herein, prior to the full payment of the subordination bonus and a portion of the subordinated units have previously been converted, the Company shall pay to Employee an amount equal to Employee's total subordination bonus times a fraction equal to the number of all subordinated units of the MLP which have converted to common units divided by the total number of subordinated units issued by the MLP.

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          5.   Duties.  The Employee agrees that so long as he is employed
               ------
under this Agreement he will (i) to the satisfaction of the Company devote his best efforts and his entire business time to further properly the interests of the Company, (ii) at all times be subject to the Company's direction and control with respect to his activities on behalf of the Company, (iii) comply with all rules, orders and regulations of the Company, (iv) truthfully and accurately maintain and preserve such records and make all reports as the Company may require, and (v) fully account for all monies and other property of the Company of which he may from time to time have custody and deliver the same to the Company whenever and however directed to do so.

          6.   Disclosure and Assignment of Inventions.
               ---------------------------------------

          (a) The Employee agrees that any Inventions (as hereinafter defined) that he, alone or with others, may conceive, develop, make or perfect, in whole or in part, during his employment by the Company which relate or pertain in any way to the existing or reasonably anticipated scope of the Company's or any subsidiary, parent or affiliate of the Company's business, or that he, alone or with others, may conceive, make or perfect in whole or in part, in the performance of the duties of his employment by the Company, shall be promptly and fully disclosed in writing immediately by the Employee to the Company (but to no other person or persons prior to procuring patents therefor). All of the right, title and interest in and to any Invention shall be and hereby is assigned exclusively to the Company or its nominee regardless of whether or not the conception, development, making or perfection of such Inventions involved the use of the Company's time, facilities or materials and regardless of where such Inventions may be conceived, made or perfected and shall become the sole property of the Company or its nominee. For purposes hereof, the term "Inventions" shall mean inventions, discoveries, ideas, concepts, systems, works, trade secrets, know-how, intellectual property, products, processes or improvements or modifications of current products, processes or designs, or methods of manufacture, distribution, management or otherwise (whether or not covered by or able to be covered by a patent or copyright).

          (b) The Employee agrees to execute and deliver all documents and do all acts which the Company shall deem necessary or desirable to secure to the Company or its nominee the entire right, title and interest in and to said Inventions, including, without limitation, applications for any United States and/or Foreign Letters Patent or Certificates of Copyright Registration in the name of or for the benefit of the Company or, in the discretion of the Company, in the Employee's name, which patents and copyrights shall then be assigned by the Employee to the Company. Any document described above prepared and filed pursuant to this subsection shall be so prepared and filed at the Company's expense. The Employee hereby irrevocably appoints the President of the Company as his attorney-in -fact with authority to execute for him and on his behalf any and all assignments, patent or copyright applications, or other instruments and documents required to be executed by the Employee pursuant to this subsection, if the Employee is unwilling or unable to execute same.

          (c) The Company shall have no obligation to use, attempt to protect by application for Letters Patent or Certificates of Copyright Registration or promote any of said Inventions; provided, however, that the Company, in its sole discretion, may reward the Employee for any especially meritorious contributions in any manner it deems appropriate or may provide the Employee with full or partial releases as to any subject matter contributed by the Employee in which the Company is not interested.

          7.  Covenant Not to Disclose Confidential Information.  The Employee
              -------------------------------------------------
acknowledges that during the course of his employment with the Company he has or will have access to and knowledge of certain information and data which the Company or any subsidiary, parent or affiliate of the Company considers confidential and that the release of such information or data to unauthorized persons would be extremely detrimental to the Company. As a consequence, the Employee hereby agrees and acknowledges that he owes a duty to the Company not to disclose, and agrees that, during or after the term of his employment, without the prior written consent of the Company, he will not communicate, publish or disclose, to any person anywhere or use any Confidential Information (as hereinafter defined) for any purpose other than carrying out his duties as contemplated by this Agreement. The Employee will use his best efforts at all times to hold in confidence and to safeguard any Confidential Information from falling into the hands of any unauthorized person and, in particular, will not permit any Confidential Information to be read, duplicated or copied. The Employee will return to the Company all Confidential Information in the Employee's possession or under the Employee's control when the duties of the Employee no longer require the Employee's possession thereof, or whenever the Company shall so request, and in any event will promptly return all such Confidential Information if the Employee's relationship with the Company is terminated for any or no reason and will not retain any copies thereof. For purposes hereof the term "Confidential Information" shall mean any information or data used by or belonging or relating to the Company or any subsidiary, parent or affiliate of the Company that is not known generally to the industry in which the Company or any subsidiary, parent or affiliate of the Company is or may be engaged, including without limitation, any and all trade secrets, proprietary data and information relating to the Company's or any subsidiary, parent or affiliate of the Company's past, present or future business and products, price lists, customer lists, processes, procedures or standards, know-how, manuals, business strategies, records, drawings, specifications, designs, financial information, whether or not reduced to writing, or information or data which the Company or any subsidiary, parent or affiliate of the Company advises the Employee should be treated as confidential information.

          8.   Covenant Not to Compete.  The Employee acknowledges that during
               -----------------------
his employment with the Company he, at the expense of the Company, has been and will be specially trained in the business of the Company, has established and will continue to establish favorable relations with the customers, clients, accounts and lenders of the Company or any subsidiary, parent or affiliate of the Company and will have access to Inventions, trade secrets and Confidential Information of the Company or any subsidiary, parent or affiliate of the Company. Therefore, in consideration of such training and relations, his employment with the Company, and to further protect the Inventions, trade secrets and Confidential Information of the Company or any subsidiary, parent or affiliate of the Company, the Employee agrees that for a period commencing on the date hereof and ending on the later of (i) one year from and after the date of the voluntary or involuntary termination of the Employee's employment by the Company for any reason or no reason (including, without limitation, a termination due to the fulfillment of the term of this Agreement pursuant to
Section 11(a) hereof), provided, however, that in the event that the date of the voluntary or involuntary termination of the Employee's employment by the Company for any or no reason occurs on or after the second anniversary of the date hereof, the Company shall have the option to extend such one year period of time by an additional one year period by electing to continue to pay the Employee's salary at the time of termination, payable bi-monthly in arrears, for the period of one year following the date of the voluntary or involuntary termination of the Employee's employment by the Company for any or no reason, (ii) the third anniversary of the date hereof, and (iii) in the event the Company makes any payments under Section 11(e) hereof, the later of (x) the fifth anniversary of the date hereof, and (y) one year from and after the date of the termination of the Employee's employment by the Company, he will not, directly or indirectly, without the express written consent of the Company, except when and as requested to do in and about the performing of his duties under this Agreement:

          (a) own, manage, operate, control or participate in the ownership, management, operation or control of, or have any interest, financial or otherwise, in or act as an officer, director, partner, member, principal, employee, agent, representative, consultant or independent contractor of, or in any way assist any individual or entity in the conduct of any business that is engaged or may become engaged in any business competitive to any business now or at any time during the period hereof engaged in by the Company or any subsidiary, parent or affiliate of the Company, including, but not limited to, any business that trades, markets or distributes propane gas (at retail, wholesale or otherwise) or sells, services and installs parts, appliances or supplies related thereto;

          (b) divert or attempt to divert clients or customers (whether or not such persons have done business with the Company or any subsidiary, parent or affiliate of the Company once or more than once) or accounts of the Company or any subsidiary, parent or affiliate of the Company; or

          (c) entice or induce or in any manner influence any person who is or shall be in the employ or service of the Company or any subsidiary, parent or affiliate of the Company to leave such employ or service for the purpose of engaging in a business which may be in competition with any business now or at any time during the period hereof engaged in by the Company or any subsidiary, parent or affiliate of the Company.

Notwithstanding the foregoing provisions, the Employee may own not more than five percent (5%) of the outstanding equity securities in any corporation or entity (including, but not limited to, units in a master limited partnership) that is listed upon a national stock exchange or actively traded in the over-the-counter market. Notwithstanding the foregoing provisions, the Employee shall not, directly or indirectly, without the express written consent of the Company, except when and as requested to do in and about the performing of his duties under this Agreement, engage in any actions under subsections (a), (b) or
(c) above, at any time the Company is making payments to the Employee pursuant to this Agreement.

          9.   Specific Performance.  Recognizing that irreparable damage will
               --------------------
result to the Company in the event of the breach or threatened breach of any of the foregoing covenants and assurances by the Employee contained in Sections 6,
                                                                    -----------
7 or 8 hereof, and that the Company's
------
remedies at law for any such breach or threatened breach will be inadequate, the Company and its successors and assigns, in addition to such other remedies which may be available to them, shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining the Employee, and each and every person, firm or company acting in concert or participation with him, from the continuation of such breach and, in addition thereto, he shall pay to the Company all ascertainable damages, including costs and reasonable attorneys' fees sustained by the Company by reason of the breach or threatened breach of said covenants and assurances. The obligations of the Employee and the rights of the Company, its successors and assigns under Sections 6, 7, 8, 9, 10, 12, 16 and 18 of this Agreement shall survive the
--------------------------------------
termination of this Agreement. The covenants and obligations of the Employee set forth in Sections 6, 7 and 8 hereof are in addition to and not in lieu of or
         -------------------
exclusive of any other obligations and duties of the Employee to the Company, whether express or implied in fact or in law.

          10.  Potential Unenforceability of Any Provision.  If a final judicial
               -------------------------------------------
determination is made that any provision of this Agreement is an unenforceable restriction against the Employee, the provisions hereof shall be rendered void only to the extent that such judicial determination finds such provisions unenforceable, and such unenforceable provisions shall automatically be reconstituted and become a part of this Agreement, effective as of the date first written above, to the maximum extent in favor of the Company that is lawfully enforceable. A judicial determination that any provision of this Agreement is unenforceable shall in no instance render the entire Agreement unenforceable, but rather the Agreement will continue in full force and effect absent any unenforceable provision to the maximum extent permitted by law.

          11.  Term and Termination.
               --------------------

          (a)  Subject to Sections 11(b) and 11(c) below, the term of the
                          --------------     -----
     Employee's employment under this Agreement shall be five (5) years from the date hereof.

          (b)  Notwithstanding Section 11(a) above, this Agreement shall
                               -------------
     terminate immediately upon the death, disability or adjudication of legal incompetence of the Employee, or upon the Company's ceasing to carry on its business or becoming bankrupt. For purposes of this Agreement, the Employee shall be deemed to be disabled when the Employee has become unable, by reason of physical or mental disability, to satisfactorily perform his essential job duties and there is no reasonable accommodation that can be provided to enable him to be a qualified individual with a disability under applicable law. Such matters shall be determined by, or to the reasonable satisfaction of, the Company.

          (c)  Notwithstanding Section 11(a) above, the Company may terminate
                               -------------
     the Employee's employment at any time for Cause or without Cause. "Cause" means (i) the Employee has failed to perform the duties assigned to him and such failure has continued for thirty (30) days following delivery by the Company of written notice to the Employee of such failure, (ii) the Employee has been convicted of a felony or misdemeanor involving moral turpitude, (iii) the Employee has engaged in acts or omissions against the Company constituting dishonesty, breach of fiduciary obligation, or intentional wrongdoing or misfeasance, (iv) the Employee has acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the Company, or (v) the Employee has breached any obligation under this Agreement.

          (d) In the event (x) the Company elects to terminate the Employee's employment with the Company for Cause or as a result of the death, disability, adjudication of legal incompetence of the Employee or the Company's ceasing to carry on its business or becoming bankrupt, or (y) the Employee terminates his employment with the Company for any reason or no reason, the Company shall pay or provide to the Employee:

               (i) such Salary as the Employee shall have earned up to the date of his termination;

               (ii) such earned but unpaid performance bonus, if any, pursuant to either Section 4(c) or 4(d) hereof, as applicable;
                    ------------    ----

               (iii) such earned but unpaid subordination bonus, if any, pursuant to Section 4(e) hereof; and
                       -----------

               (iv) such other fringe benefits normally provided to employees of the Company as the Employee shall have earned up to the date of his termination.

          (e) In the event the Company elects to terminate the Employee's employment with the Company during the five (5)-year period referred to in
     Section 11(a) above and such termination is without Cause, the Company
     -------------
     shall pay to the Employee:

               (i) the unpaid amount of the Employee's Salary for the remainder of the term of this Agreement, with such amount to be paid bi-monthly in arrears;

               (ii) such earned but unpaid performance bonus, if any, pursuant to either Section 4(c) or 4(d) hereof, as applicable;
                    ------------    ----

               (iii) such earned but unpaid subordination bonus, if any, pursuant to Section 4(e) hereof; and
                      ------------

               (iv) such other fringe benefits (other than any bonus, severance pay benefit or participation in the Company's 401(k) employee benefit plan) normally provided to employees of the Company as the Employee shall have earned up to the date of his termination.

          12.  Waiver of Breach.  Failure of the Company to demand strict
               ---------------
compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of the term, covenant or condition, nor shall any waiver or relinquishment by the Company of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of the right or power at any other time or times.

          13.  No Breach.  The Employee represents and warrants to the Company
               ---------
that neither the execution nor delivery of this Agreement, nor the performance of the Employee's obligations hereunder will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any obligation, contract, agreement, covenant or instrument to which the Employee is a party or under which the Employee is bound, including without limitation, the breach by the Employee of a fiduciary duty to any former employers.

          14.  Entire Agreement; Amendment.  This Agreement cancels and
               ---------------------------
supersedes all previous agreements relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire understanding of the parties hereto and shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties hereto.

          15.  Headings.  The headings of the sections of this Agreement have
               --------
been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

          16.  Governing Law.  This Agreement and all rights and obligations of
               -------------
the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri applicable to agreements made and to be performed entirely within the State, including all matters of enforcement, validity and performance; provided, however, that to the extent any provision herein is deemed unenforceable in the State of Missouri, then this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

          17.  Notice.  Any notice, request, consent or communication under
               ------
this Agreement shall be effective only if it is in writing and personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service, with delivery confirmed, addressed as follows:

          If to the Company:

               Name:                         With Copy To:
               ----                          ------------
               Inergy Partners, LLC          Stinson, Mag & Fizzell, P.C.
               1101 Walnut, Suite 1500       1201 Walnut, Suite 2800
               Kansas City, Missouri 64106   Kansas City, Missouri 64106
               Attn: John J. Sherman         Attn: Paul E. McLaughlin

          If to the Employee:

               William C. Gautreaux
               1101 Walnut, Suite 1500
               Kansas City, Missouri 64106

or such other persons and/or addresses as shall be furnished in writing by any party to the other party, and shall be deemed to have been given only upon its delivery in accordance with this Section 17.
                                 ----------

          18.  Assignment.  This Agreement is personal and not assignable by
               ----------
the Employee but it may be assigned by the Company without notice to or consent of the Employee to, and shall thereafter be binding upon and enforceable by, any affiliate of the Company, the MLP, and any person which shall acquire or succeed to substantially all of the business or assets of the Company (and such person shall be deemed included in the definition of the "Company" for all purposes of this Agreement) but is not otherwise assignable by the Company.

          19.  Expenses.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be duly executed, and the Employee has hereunto set his hand, as of the day and year first above written.

                                   INERGY PARTNERS, LLC

                                   By: /s/ John J. Sherman
                                       -------------------
                                       John J. Sherman, President

                                   /s/ William C. Gautreaux
                                   ------------------------
                                   William C. Gautreaux